NAME OF REGISTRANT:
Franklin Capital Growth Fund
File No. 811-00334

EXHIBIT ITEM No. 77Q(d): Copies of any material amendments to the registrant's charter or by-laws


                  Amendment Dated June 21, 2005
                    to the Amended By-Laws of
                  Institutional Fiduciary Trust
                          (the "Trust")




WHEREAS, ARTICLE IX, SECTION 2 OF THE BY-LAWS PROVIDES THAT THE
BY-LAWS MAY BE AMENDED BY THE BOARD OF TRUSTEES; AND

WHEREAS, by resolution dated June 21, 2005, the Board of Trustees authorized the By-Laws to be amended as set forth below;

NOW, THEREFORE, Article III, Section 2 of the By-Laws of the
Trust is hereby amended to read as follows:

     Section 2. NUMBER OF TRUSTEES. The number of Trustees constituting the Board of Trustees shall, within the limits specified in the Agreement and Declaration of Trust of the Trust, be fixed from time to time by resolutions of the Board of Trustees.

Adopted and approved as of June 21, 2005 pursuant to authority delegated by the Board of Trustees.


/s/ Steven J. Gray
 [Signature]

  Steven J. Gray
 [Name]

  Assistant Secretary
 [Title]